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                                                                    EXHIBIT 99.3

                REVOCABLE PROXY OF UNITED SECURITY BANCORPORATION

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                         SPECIAL MEETING OF SHAREHOLDERS
                                 JANUARY _, 1999
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        The undersigned hereby appoints William C. Dashiell, Richard C. Emery, and Chad Galloway, and any two of them acting together, as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, no par value, of United Security Bancorporation held of record by the undersigned on December _, 1998, at the Special Meeting of Shareholders to be held at _______________, Spokane, Washington, on _______, January _, 1998, at ____, local time, and at any and all adjournments of such Meeting, as follows:

1.      A proposal to approve the merger of  United              FOR           AGAINST        ABSTAIN
        Security Bancorporation and Bancwest Financial          [   ]           [   ]          [   ]
        Corporation, pursuant to the Agreement and Plan of Merger dated as of
        November 10, 1998.

2.      Whatever other business may properly be brought before the Special
        Meeting or any adjournment.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of United Security Bancorporation at or prior to the Special Meeting of his or her decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from United Security Bancorporation prior to the execution of this proxy of Notice of the Meeting and the Prospectus/Joint Proxy Statement dated December _, 1998.

                             (Sign on reverse side)


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                    -----------------------------------------
                             NAME OF SHAREHOLDER(S)
                      (As it appears on Stock Certificate)




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      SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER


                        Dated: ___________________, 1998


                            *     *     *     *     *



        Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign.



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         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                      ENCLOSED, POSTAGE-PREPAID ENVELOPE.
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